EXHIBIT 10.5

BRIDGE LOAN AGREEMENT

     This Bridge Loan Agreement is made as of  January 28, 2008 (the “Effective Date”) between S3 Investment Company, Inc., a California corporation (the “Company” or “SIVC”), and the investors listed on the SCHEDULE OF INVESTORS attached hereto (the “Investors”).

     The Company is currently in need of funds to help finance its operations until the closing of its next round of financing, but will not be able to complete any such transaction without an immediate infusion of short-term working capital.  In order to provide for this need, the Investors and the Company are now entering into a bridge loan in the aggregate amount of up to $600,000 (the “Commitment Amount”), and related transactions, on the terms of this Agreement.

     In consideration of the mutual covenants contained in this Agreement, it is agreed as follows:

1.   Initial Bridge Transaction.

Concurrently with execution of this Agreement, each Investor will deliver to the Company funds equal to the "Initial Loan Amount" listed on the Schedule of Investors.  Upon receipt of the funds, the Company will issue to each Investor a Senior Promissory Note in the form attached as Exhibit A (which, with any notes on substantially the same terms that may be issued to any or all of the Investors, are herein called the “Senior Notes”), in a principal amount equal to the "Initial Loan Amount" listed on the Schedule of Investors.  The Investors may, but are under no obligation to, invest additional amounts during each Additional Closing (as defined below) and pursuant to Section 2.2 below.

2.  Closing(s).

2.1

The Closing. The purchase and sale of the Senior Notes will take place at the offices of Crone Rozynko, LLP, 101 Montgomery Street, Suite 1950, San Francisco California 94104, at 11:00 a.m. Pacific time, on January 28, 2008, or at such other time and place as the Company and the Investors who have agreed to purchase a majority of the aggregate principal amount of the Senior Notes listed on the Schedule of Investors, mutually agree upon (which time and place are referred to as the “Closing”). At the Closing, each Investor will deliver to the Company payment in full for the Senior Note in the amount set forth opposite such Investor’s name listed on the Schedule of Investors, which such Investor agrees to purchase at the Closing by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.  At the Closing, the Company will deliver to each Investor a duly executed Senior Note in the principal amount set forth opposite such Investor’s name on the Schedule of Investors.

 2.2

 Additional Closing(s).

(a)

Conditions of Additional Closing(s).  On the funding dates set forth below, the Company may, at one or more additional closings (each an “Additional Closing”), issue and sell to the Investors additional Senior Notes in proportion to each Investor to the Senior Notes sold at the Closing, and such Senior Notes having an aggregate principal amount of up to $500,000, provided, however, that achievement of the milestone event at each such Additional Closing shall have been previously approved by a majority of the aggregate principal amount of the Senior Notes:

Funded	Funding Date	Funding Amount	Milestone Date	Milestone Event
Yes	February 1, 2008,	$60,000	Feb 1, 08	Execution of a Joint Venture Agreement between Redwood Capital, Inc. and a Chinese reverse takeover (“RTO”) public listing client company
Yes	March 7, 2008	$60,000	Mar 7, 08	Execution of another Joint Venture Agreement between Redwood Capital, Inc. and a Chinese RTO client company
Yes	April, 17 2008	$60,000	April 17, 2008	Hire Compliance Officer and Corporate Controller (Resumes attached)
	July 3, 2008	$60,000	July 3, 08	Engage audit for S3 Investments, Inc.
	Aug 10, 2008	$60,000	Aug 10, 08	Completion of an SEC audit of SIVC for the Two Years ended June 30, 2008
	Sept 5, 2008	$60,000	Sept 5, 08	Redwood Capital, Inc. client company obtaining a term sheet from a lead investor for its RTO funding
	Sept 15, 2008	$80,000	Sept 15, 08	Form 10 Registration Statement Filed Sept. 25th, ’08.
	Oct 5, 2008	$60,000	Oct 5, 08	Another Redwood Capital, Inc. client company obtaining a term sheet from a lead investor for its RTO funding

(b)

Pre-Closing Delivery of Funds. The Company and the Investors acknowledge that certain Investors may deliver checks or wire transfers to the Company in anticipation of Closing or any Additional Closing hereunder, and the Company agrees that it will hold such hinds in escrow on behalf of the Investors until the Closing conditions in Section 7 of this Agreement have been satisfied with regard to such Closing. If such Closing does not occur within five (5) business days of delivery of such funds, the Company will return on the next business day to any Investor the entire payment.

3.   Subordination.

     (a)  All indebtedness of the Company is hereby made subordinate and junior to the Senior Indebtedness (as defined below).  Upon

          (1)  any distribution of all or substantially all of the assets of the Company, or

          (2)  any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to creditors in connection with any dissolution, winding-up, total or partial liquidation or reorganization of the Company, all principal and interest due or to become due upon all Senior Indebtedness will first be paid in full before any person will be entitled to receive any payments or retain any assets so paid or distributed; the Investors irrevocably authorize and direct the Company to effect all payments required by this sentence.

     (b)  For purposes of this Agreement, “Senior Indebtedness” means all principal, premium, interest, costs and other amounts due in respect of the Senior Notes (and all renewals, extensions, refundings, refinancings and replacements of such obligations).

4.  Representations and Warranties of The Company.

The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) attached to this Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be representations and warranties to the Investors by the Company under this Section 4), the statements in the following paragraphs of this Section 4 are all true and complete as of immediately prior to the Closing and Additional Closing:

4.1

Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement and the agreements and instruments contemplated by it.

4.2

Capitalization. The authorized capitalization of the Company immediately prior to the Closing is as follows:

                       (a) Common Stock.     5,000,000,000  shares of Common Stock
(the “Common Stock”), 1,300,000,000 of which were issued and outstanding. The Company has reserved 12,000,000 shares of Common Stock for issuance upon conversion of the Preferred Stock.

(b)

Preferred Stock.

100,000,000 shares of Preferred Stock (the
“Preferred Stock”), 12,000,000 of which have been as designated Series A Preferred, all of which are issued and outstanding.

(c)

Other Rights to Acquire Stock. Except for (i) the conversion privileges of the Senior Notes, (ii) the Common Stock issuable on conversion of the Senior Notes or in payment of interest on the Senior Notes, and (iii) the conversion privileges of the Preferred Stock;  there are no options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company’s securities.

4.3

Authorization.

All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Purchase Agreement, the Put Agreement attached hereto as Exhibit C (the “Put Agreement”) and the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of each Senior Note has been taken or will be taken prior to the relevant Closing. This Purchase Agreement, the Put Agreement and the Senior Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4

Valid Issuance.       The Senior Notes and the shares of  the Common Stock issuable on conversion of the Senior Notes or in payment of interest on the Senior Notes (the “Shares”, and collectively with the Senior Notes, the “Securities”), when issued, sold, and delivered in accordance with the terms of the this Agreement and Senior Note, will be duly and validly issued, fully paid and non-assessable and, based in part upon the representations of the Investors in this Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws.

4.5

Compliance with Other Instruments. The Company is not in violation or default of any provisions of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of the Purchase Agreement and the Put Agreement, the consummation of the transactions contemplated hereby and the authorization, issuance and delivery of the Securities will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.  The Company:  (a) has entered into the bridge transaction after careful consideration of all alternatives; (b) is aware of the potential return to the Investors pursuant to the bridge transaction; (c) acknowledges that the amount of the potential return to the Investors appropriately reflects the risk inherent in the bridge transaction; and (d) hereby covenants not to assert a defense of usury to any action by an Investor to collect any amount due under a Senior Note.

5.   Investors' Representations.

Each Investor represents and warrants to the Company as follows:

     (a)  the Investor is an "accredited investor" within the meaning of

Regulation D under the Securities Act of 1933, as amended (the “Securities

Act”);

     (b)  the Investor is acquiring the Securities for its own account for purposes of investment, and not with a view toward the sale or other distribution thereof,

     (c)  the Investor has received or had access to all information it deems necessary to make a judgment with respect to the acquisition of the

Securities, including the opportunity to ask questions of and discuss the

Company's business with management of the Company;

     (d)  the Investor understands that the Securities must be held indefinitely unless registered under the Securities Act or unless an exemption from registration exists, that no public market now exists for the Securities, and that there may never exist a public market for the Securities;

and

     (e)  the Investor understands that the Securities have not been registered under the Securities Act (on the ground that the sale of the

Securities is exempt from registration as not involving a public offering),

and that the reliance of the Company on such exemption is based upon the representations made in this section.

6.   Restricted Securities.

The Securities have not been registered under the Securities Act or any state securities law, and are not transferable except pursuant to

     (a)  a public offering registered under the Securities Act, or

     (b)  subject to the conditions specified in the following subsection, Rule 144 of the Securities and Exchange Commission (if available), or any other legally available means of transfer.

7.   Closing Conditions.

7.1

Conditions to Investors’ Obligations.  The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing and each Additional Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written or email communication to the Company or its counsel:

(a)

Each of the representations and warranties of the Company contained in Section 4 shall be true and correct on and as of the Closing or Additional Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the date of the Closing or Additional Closing, as the case may be.

(b)

The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing or Additional Closing, as the case may be, and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)

The Company and each of the Investors shall have executed this Agreement and the Put Agreement.

(d)

The Company shall have received payment of the Total Purchase Price from all Investors participating in the Closing or Additional Closing, as the case may be, and shall have issued and delivered to each Investor a Senior Note in the principal amount of the Purchase Price.

(e)

The Company shall have entered into an escrow agreement acceptable to investors and deposited shares of Energroup Holdings Corp. (“ENHD”) owned by the Company’s Redwood Capital, Inc. subsidiary in an amount equal to 150% of the Commitment Amount, based on a $4.40 price per share of ENHD.

(f)

The Investors shall have completed to their satisfaction all due diligence review; among other data, the Company shall have provided (i) a projection of cash flows for the life of the Senior Notes, excluding the Interest payments in kind, and (ii) full disclosure of any and all current or pending litigation matters involving the Company, its subsidiaries, officers and directors, including lawsuits and judgments currently in force, pending or threatened.

(g)

The Company shall have entered into lock-up agreements acceptable to Investors with the Company’s insiders (SIVC and Redwood Capital, Inc. Directors, Chairman, President, Managing Director, CEO, CFO and COO) who will be restricted from selling shares in the Company for the first 9 (nine) months unless their sale is above $0.0006 based on the current SIVC pre-split share structure or unless the Notes have been fully redeemed or converted.

(h)

The Company shall have paid the fees and expenses for counsel for the Investors; provided, however, that the Company’s obligation to pay such fees and expenses shall not exceed $5,000.00 in the aggregate.

 7.2

Condition to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following condition by each Investor:

(a)

Each of the representations and warranties of such Investor contained in Section 5 shall be true and correct on the date of the Closing or Additional Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the Closing or Additional Closing, as the case may be.

(b)

Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing or Additional Closing, as the case may be, and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)

 The Company and each of the Investors shall have executed this Agreement and the Put Agreement.

8.

 Covenants.

 8.1

Additional Authorized Shares.

If necessary, the Company shall take all actions reasonably necessary to amend the Company’s Certificate of Incorporation to authorize the additional shares of common stock necessary to accommodate the payment of interest on and any conversion of the Senior Notes.

8.2

Additional Escrow Shares.  As necessary to maintain an increased security deposit, 180 days following Closing, the Company shall deposit further shares of ENHD into escrow, if any, such that the value of the total amount of ENHD shares on deposit shall be equal to or greater than 200% of the Commitment Amount, based on the closing bid price per share of ENHD 180 days following the Closing Date.

 8.3

Confidentiality.

The Company and each Investor agrees that it will keep the transactions contemplated by this Purchase Agreement strictly secret and confidential, and will not disclose any information concerning this Purchase Agreement or its terms, including the identities of the other Investors, to anyone other than legal counsel and/or financial advisors, who will be informed of and bound by this confidentiality clause.

8.4

No Short Positions.

Each Investor agrees that neither it nor any of its affiliates or assignees shall be short shares of the Company’s common stock during the term of the Senior Notes.

8.5

Financings.  For a period beginning at Closing and continuing until all Senior Notes are converted or redeemed (the “Repayment Date”), the Company will suspend any transactions under the current offering under Rule 504 of the Securities Act and with Mazuma Holding Corp. and or Mazuma Corp. or any of their affiliates or related entities or other Rule 504 investors, unless expressly waived by 100% of the Investors, in writing.  For a period of up to 12 months from the Repayment Date, the Investors will retain the right to participate in public or private offerings for SIVC of debt or equity or equity linked securities (including debt and any security convertible into equity).

8.6

Use of Proceeds.   The Company shall use the net proceeds to be received for the issuance and sale of Senior Notes for working capital purposes.

8.7

No Fundamental Change.   Unless otherwise approved by each of the Investors, until the Senior Notes are repaid, and all Shares are sold, the Company will continue to wholly-own its Redwood Capital, Inc. subsidiary, which will continue to be primarily engaged in the structuring and financing of RTO public listing transactions.  The Company, its officers, directors, employees and contractors agree to effect all current and future Chinese RTO transactions solely through Redwood Capital, and have any and all amounts earned under such transactions paid exclusively to the Company or Redwood Capital, including equity or cash fees and compensation.

9.   Notices.

All notices under this Agreement will be in writing and deemed given upon receipt, by (1) personal delivery, (2) telephonically confirmed fax, (3) receipted courier service or (4) certified or registered mail, return receipt requested, addressed to the principal office of the Company at:

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(if to the Company), or to the address shown on the on the Schedule of Investors (if to an Investor).  Refusal to accept delivery will be deemed receipt.

10.   General.

This Agreement shall be governed by the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.    This Agreement will be binding upon the personal representatives, successors and assigns of the parties hereto, but will not be assignable without the prior written consent of the non-assigning party.  This Agreement constitutes the entire agreement between the parties and may not be waived or modified except in writing.  This Agreement may be executed in any number of counterparts, each of which will be an original and all of which together will be one instrument.  The headings used in this Agreement are for convenience only and will not affect the interpretation hereof.

     IN WITNESS WHEREOF, the parties have executed this Bridge Loan

Agreement as of the Effective Date.

S3 INVESTMENT COMPANY, INC.

By  /s/ James S. Bickel, Sr.

Name:  James S. Bickel, Sr.

Title:  President

Investors:

ANCORA GREATER CHINA FUND, LP

By /s/John Micklitsch

Name:  John Micklitsch

THE BOSPHOROUS GROUP, INC.

By /s/ Daniel J. McClory

Name:  Daniel J. McClory

Title:  President

/s/ Matthem Hayden

Matthew Hayden

SCHEDULE TO

BRIDGE LOAN AGREEMENT

SCHEDULE OF INVESTORS

NAME AND ADDRESS                                 INITIAL LOAN

 AMOUNT

Ancora Greater China Fund, LP

$66,667

One Chagrin Highlands

2000 Auburn Drive No. 300

Cleveland, OH 44122

Attn:  John Micklitsch

The Bosphorous Group, Inc.

$20,833

318 North Carson Street, Suite 208

Carson City, NV 89701

attn:  Daniel J. McClory, President

EIN:  88-0418148

Matthew Hayden

$12,500

Hayden Communications, Inc.

c/o Jennifer Heady

9734 Anchor Drive

Longs, SC 29568

Office (760) 994-0034

Cell (760) 613-3695

 matt@haydenir.com

EXHIBIT A TO BRIDGE LOAN AGREEMETN

FORM OF NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR
SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED
EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT
REQUIRED UNDER SUCH ACT.

SENIOR PROMISSORY NOTE

S3 Investment Company, Inc.

$____[fill in principal amount]                                                 ___ [fill in issue date], 2008

     S3 Investment Company, Inc., a California corporation ("Maker"), hereby promises to pay to ----------[fill in Investor name]------------------------------- ("Holder"),

at --------------[fill in Investor address]------------------------------- or at such other address as may be specified by Holder, the principal sum of --------[ fill in principal amount] --- Thousand Dollars ($ ----[ fill in principal amount] ----,000), together with interest as described below, in lawful money of the United States of America.

Interest.  The principal indebtedness evidenced by this Note shall earn interest at the rate of ten percent (10%) per annum.  Interest shall be paid in monthly installments of Maker’s common stock (“Common Stock”), commencing on the first day of the month following the issuance of this Note with all unpaid and accrued interest being due and payable on January 28, 2009.  The amount of Common Stock to be issued will be calculated based on 60% of the monthly closing bid price of the Common Stock on the last trading day of such month and will be rounded up to the nearest whole share.  Holder, at its discretion, may defer receipt of such shares of Common Stock until such time as its total holdings would not exceed 9.9% of the total issued and outstanding shares of Maker.

Default Interest.  During any period in which an Event of Default has occurred and is continuing, Maker shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the lesser of eighteen percent (18%) and the maximum rate permitted by applicable law.

Listing Default.  In addition to the foregoing, should Maker not be listed on the OTC BB within 180 days of Closing, Maker shall pay to Holder each month until such listing has been achieved as liquidated damages, and not as a penalty, in the form of an additional note substantially in the form of this Note, in an aggregate principal amount of 2% of the aggregate purchase price paid by such Holder pursuant to the Bridge Loan Agreement among Maker, Holder and certain other investors (the “Bridge Loan Agreement”) for any securities of Maker then held by such Holder.

1

Prepayment.  This Note may be prepaid in full, but not in part, at any time, subject to a prepayment penalty equal to 100% of the principal amount of this Note by providing the Holder with three (3) days’ advance written notice.

Voluntary Conversion.  The Holder has the right, at the Holder’s option, prior to the repayment of the outstanding balance under the Note by Maker, to convert such outstanding balance of this Note, into Common Stock of the Maker at a 60% discount to the lowest daily closing bid price of the Common Stock during the 5 trading days prior to the conversion date, but in no event less than $0.0006 per share (the “Conversion Price”).  Conversion shall occur only upon surrender of this Note for conversion at the principal offices of Maker, accompanied by written notice of election to convert. The Holder, in its sole discretion, shall be able to convert this Note into an amount that would result in the Holder beneficially owning in excess of 9.99% of the outstanding shares of Common Stock of Maker. Alternatively, also at the Holder’s discretion, Holder may elect to defer receipt of stock converted until such time as it does not exceed 9.9% of the total issued and outstanding shares of SIVC.

Acceleration.  Upon failure of Maker to pay any installment in full when due, Holder may, by notice to Maker, accelerate the obligation of Maker to pay the entire balance of this Note plus 100% of the principal amount of this Note, and upon such acceleration there shall be due to Holder such amount as would be due if the Note had been prepaid in accordance with the preceding paragraph on the date notice of acceleration was given by Holder.

Priority.  The principal amount of this Note is "Senior Indebtedness" as defined in the Bridge Loan Agreement.   As between this Note, on the one hand, and the other senior promissory notes issued by Maker to the other investors under the Bridge Loan Agreement, on the other hand, the notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the notes shall be applied ratably and proportionately on all outstanding notes on the basis of the original principal amount of outstanding notes.

Transfer.  This Note is registered on the books of Maker and is transferable only by surrender thereof at the principal office of Maker, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder of this Note.  Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the registered Holder.

Lawful Payment.  The provisions of this Note and of all agreements now or hereafter existing between Maker and Holder are hereby expressly limited so that in no event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law.  If from any circumstance whatever the performance or fulfillment of any provision of this Note, or of any other agreement between Maker and Holder, should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, then the amount which would be excessive interest shall be applied to the reduction of principal (or, at Maker's option, be paid over to Maker) and shall not be counted as interest.

2

Adjustment Provisions. The number and character of shares of Common Stock payable as interest on this Note and issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price therefore, are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted.  Upon each adjustment of the applicable Conversion Price pursuant to this Note outstanding prior to the making of the adjustment in the applicable Conversion Price shall thereafter evidence the right to receive upon payment of the adjusted Conversion Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’

=

N

x

E

----

E’

where:

N’

=

the adjusted number of shares issuable upon conversion by payment of the adjusted Conversion Price.

N

=

the number or shares previously issuable upon conversion by payment of the Conversion Price prior to adjustment.

E’

=

the adjusted Conversion Price.

E

=

the Conversion Price prior to adjustment.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.
The Conversion Price of this Note and the number of shares of Common Stock issuable upon conversion of this Note (or any shares of stock or other securities at the time issuable upon conversion of this Note) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities).

Adjustment for Rights Issue.  If Maker distributes any rights, options or warrants to all holders of its Common Stock entitling them to subscribe for shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock, in either case, at a price per share less than the market price per share, the applicable Conversion Price shall be adjusted in accordance with the formula:

O

+

N x P

----------

E’

=

E

x

M

-----------------------

O + N

where:

E’

=

the adjusted Conversion Price.

E

=

the then current Conversion Price.

O

=

the number of shares of Common Stock outstanding on the record date.

N

=

the number of shares of additional Common Stock issued pursuant to such rights, options or warrants.

P

=

the price per share of the additional shares of Common Stock.

M

=

the market value per share of Common Stock on the record date.

3

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.  If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the applicable Conversion Price shall be promptly readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.

Adjustment for Other Dividends and Distributions.  In case Maker shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the capital stock that is payable in (a) securities of Maker, or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Common Stock issuable upon such conversion prior to such date, the securities or such other assets of Maker to which the

Holder would have been entitled upon such date if the Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

Conversion of Stock. In case all the authorized Common Stock of Maker is convened, pursuant to Maker’s Certificate of Incorporation, into Common Stock or other securities or property. or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the “Former Number of Shares of Common Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had converted this Note with respect to the Former Number of Shares of Common Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

Adjustment for Common Stock Issue.  If Maker issues shares of Common Stock for a consideration per share less than the Conversion Price per share on the date Maker fixes the offering price of such additional shares, the applicable Conversion Price shall be adjusted in accordance with the formula:

P

------

E’

=

E

x

O

+

E

-----------------

A

where:

E’

=

the adjusted Conversion Price.

E

=

the then current Conversion Price.

O

=

the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

P

=

the aggregate consideration received for the issuance of such additional shares.

A

=

the number of shares outstanding of Common Stock immediately after the issuance of such additional shares of Common Stock.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

4

Adjustment for Convertible Securities Issue.  If Maker issues any securities convertible into or exchangeable or exercisable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Conversion Price per share on the date of issuance of such securities or on the date Maker fixes the offering price of such securities, the applicable Conversion Price shall be adjusted in accordance with the formula:

P

------

O

+

E

E’

=

E

x

----------------

O

+

D

where:

E’

=

the adjusted Conversion Price.

E

=

the then current Conversion Price.

O

=

the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

P

=

the aggregate consideration received for the issuance of such securities.

D

=

the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion, exchange or exercise rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the applicable Conversion Price shall promptly be readjusted to the applicable Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

Notice of Adjustments. Maker shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of this Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based

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No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Common Stock issuable upon its conversion

 Reservation of Stock. If at any time the number of shares of Common Stock or other securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, Maker will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

No Rights Or Liabilities As Shareholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of Maker. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of Maker for ally purpose

No Impairment. Maker will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of an such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment. Without limiting the generality of the foregoing, Maker will take all such action as may be necessary or appropriate in order that Maker may duly and validly issue fully paid and nonassessable shares of Conversion Stock upon the conversion of this Note

Events of Default.   The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)

Failure to Pay.  Maker shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of Maker’s receipt of Holder’s written notice to Maker of such failure to pay; or

(b)

Breaches of Covenants.  Maker shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note, the Bridge Loan Agreement, the Put Agreement among Maker, Holder and certain other investors or the other documents or instruments issued in connection herewith or therewith (collectively the “Transaction Documents”) (other than the obligations specified in paragraph (a) “Failure to Pay” above), including, without limitation, (i) failure to achieve OTB CC listing within 180 days of Closing, (ii) subsequent delisting from the OTC BB, (iii) Maker or its principals engaging in a Chinese RTO transaction outside of Maker or its wholly-owned Redwood Capital subsidiary, (iii) falling below the 150% and 200% Security amount in Escrow for the applicable periods for five consecutive days and (A) such failure shall continue for 15 days, or (B) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (I) such failure shall continue for 30 days or (II) Maker shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 15-day period; or

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(c)

Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Maker to Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)

Other Payment Obligations. Any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or any guarantees thereof, excluding this Note and the other Transactions Documents) by Maker in an aggregate principal amount in excess of $50,000 is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled; or

(e)

Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f)

Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(g)

Judgments.  A final judgment or order for the payment of money in excess of  $50,000 shall be rendered against Maker and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Maker and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

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(h)

Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by Maker not to be, a legal, valid and binding obligation of Maker enforceable in accordance with its; or

Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in paragraphs (e) or (f) involving bankruptcy) and at any time thereafter during the continuance of such Event of Default, Holder may, with the consent of a Majority in Interest of the holders of the Notes issued under the Bridge Loan Agreement, by written notice to Maker, declare all outstanding obligations payable by Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in paragraphs (e) or (f) involving bankruptcy, immediately and without notice, all outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Waivers. Maker hereby waives presentment, protest, demand or notice of any kind in connection with any failure to pay when due the indebtedness evidenced by this Note.

Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

 Governing Law. This Note shall be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

S3 INVESTMENT COMPANY, INC.

By /s/ James S. Bickel, Sr.

Name:  James S. Bickel, Sr.

Title:  President

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EXHIBIT B TO BRIDGE LOAN AGREEMENT

SCHEDULE OF EXCEPTIONS

None.

EXHIBIT C

TO

BRIDGE LOAN AGREEMENT

PUT AGREEMENT

     This Put Agreement is made as of  January 28, 2008 (the “Effective Date”) between S3 Investment Company, Inc., a California corporation (the "Company"), and the investors who are a signatory hereto (the "Investors").

     The Investors have purchased from the Company Senior Promissory Notes due January 28, 2009 (the “Maturity Date”) in an aggregate principal amount of $100,000 (the "Senior Notes") pursuant to the Bridge Loan Agreement between the Investors and the Company dated the date hereof (the "Bridge Loan Agreement") and subject to the conditions set for the Bridge Loan Agreement, the Investors may purchase additional Senior Notes of the Company (the “Additional Notes” and collectively with the Senior Notes, the “Notes”) in an aggregate principal amount of up to $600,000 (the “Commitment Amount”).  Interest on the Notes is payable in shares of common stock of the Company (the “Interest Shares”) and the Notes are convertible into shares of common stock of the Company (the “Conversion Shares”).  As a condition of the purchase, the Company has agreed to grant the Investors an option to sell all or part of the Notes and Conversion Shares to the Company on the terms of this Agreement.  In consideration of the Bridge Loan Agreement, and for other valuable consideration, it is agreed as follows:

1.    Grant of Put.  The Company grants to the Investors an option (the

"Put"), subject to the conditions of this Agreement, to sell to the Company all of the Notes and Conversion Shares held by the Investors on the Maturity Date, in exchange for shares of ENHD stock being held in Escrow equal to 200% of the Commitment Amount, based on the closing bid price per share of ENHD on the Maturity Date (the “Put Shares”).

2.    Exercise of Put.

     (a)  The Put shall be exercisable only by giving notice of exercise to the Company within 10 business days either before or after the Maturity Date (the "Exercise Period").  If not exercised within the Exercise Period, the Put shall expire at 5:00pm Pacific time on the last day of the Exercise Period.

     (b)  Within 60 days after the end of the Exercise Period, the Company shall tender payment in full for the Notes and Conversion Shares as to which the Put is exercised (plus any accumulated but unpaid dividends), in Put Shares, against delivery to the principal offices of the Company of certificates representing the Notes and Conversion Shares, free and clear of all liens, claims, and encumbrances.

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3.    Termination.  The Put shall terminate upon completion of the transactions described in the preceding section.

4.    Adjustment.  In the event of any recapitalization, stock split, combination of shares, or stock dividend, any shares into which the Notes and Conversion Shares are converted shall be subject to the Put, and appropriate adjustment shall be made in the purchase price of the Put.

5.    Notices.  All notices under this Agreement shall be in writing and deemed given upon receipt, by (1) personal delivery, (2) telephonically confirmed fax, receipted courier service or (4) certified or registered mail, return receipt requested, addressed to the principal office of the Company (if to the Company), or to the address shown on the shareholder records of the Company (if to an Investor).  Refusal to accept delivery shall be deemed receipt.

6.    General.  This Agreement shall be governed by the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.  This Agreement shall be binding upon the personal representatives, successors and assigns of the parties hereto, but shall not be assignable without the prior written consent of the non-assigning party.  This Agreement constitutes the entire agreement between the parties and may not be waived or modified except in writing.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall be one instrument.  The headings used in this Agreement are for convenience only and shall not affect the interpretation hereof.

     IN WITNESS WHEREOF, the parties have executed this Put Agreement as of the Effective Date.

S3 INVESTMENT COMPANY, INC.

By /s/ James S. Bickel, Sr.

Name:  James S. Bickel, Sr.

Title:  President

Investors:

ANCORA GREATER CHINA FUND, LP

By /s/ John Micklitsch

Name:  John Micklitsch

THE BOSPHOROUS GROUP, INC.

By /s/ Daniel J. McClory

Name:  Daniel J. McClory

Title:  President

/s/ Matthew Hayden

Matthew Hayden

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